Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216491

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee
Common Stock, par value $0.01 per share	$738,924,042.51	(1)

(1)	No payment of registration fees is being made in connection with the filing of this prospectus supplement. This prospectus supplement relates to an aggregate of $738,924,042.51 aggregate offering amount of shares of common stock of the registrant previously registered and unsold that are being carried forward pursuant to Rule 415(a)(6) under the Securities Act and the related $85,862.98 of filing fees paid in connection with such unsold shares of common stock under Registration Statement No. 333-195316 filed on April 16, 2014 and a prospectus supplement thereto dated February 5, 2015 filed pursuant to Rule 424(b). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the unsold securities under Registration Statement No. 333-195316 and the prospectus supplement thereto dated February 5, 2015 filed pursuant to Rule 424(b) are carried forward and will continue to be applied to such unsold securities.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 7, 2017)

Prologis, Inc.

Continuation of 2015 At-The-Market Equity Offering Program

On February 5, 2015, we entered into a continuous offering program equity distribution agreement (the “equity distribution agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (each a “manager” and together, the “managers”), relating to shares of our common stock, $0.01 par value (“common stock”). In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having a remaining aggregate offering price of up to $738,924,042.51 from time to time through the managers as our sales agents.

Sales of shares of our common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, or otherwise at market prices, in block transactions, or as otherwise agreed with the managers and will be made by only one manager on any given day. We will pay each manager an aggregate fee of up to 2.0% of the gross sales price per share of common stock sold through such manager as agent under the equity distribution agreement. The equity distribution agreement replaces and supersedes the equity distribution agreement that we entered into with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. on June 26, 2013. This prospectus supplement replaces and supersedes the prospectus supplement, dated February 5, 2015, which initially provided for us to offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000. This prospectus supplement relates to the $738,924,042.51 aggregate offering price of shares of common stock that remain unsold under the prospectus supplement, dated February 5, 2015.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to a manager as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a manager as principal, we will enter into a separate terms agreement with such manager, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

The managers are not required to sell any specific number or dollar amount of shares of common stock, but each will use its reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares of common stock offered, as instructed by us.

We are organized and conduct our operations in a manner which we believe allows us to qualify as a real estate investment trust for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% in value or number (whichever is more restrictive) of shares of our common stock. See “Description of Common Stock” and “Restrictions on Ownership and Transfer of Capital Stock” in the accompanying prospectus.

Our common stock is listed on the NYSE under the symbol “PLD.” The last reported sale price of our common stock on the NYSE on March 1, 2017 was $50.99 per share.

Investing in our common stock involves risks. See “Risk Factors” in the documents incorporated by reference in the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.
J.P. Morgan	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is March 7, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the managers have not, authorized anyone else to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not, and the managers are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus supplement or the date of incorporation by reference, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our internet website does not constitute part of this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. References to the “prospectus” are to the prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference to each.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

Prologis, Inc. is a real estate investment trust and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. As of December 31, 2016, Prologis, Inc. owned an approximate 97.42% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement and the accompanying prospectus to “Prologis,” “we,” “us,” or “our” means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P. or both only, and the “Operating Partnership” means Prologis, L.P., a Delaware limited partnership.

PROLOGIS, INC.

Overview

Prologis, Inc., a Maryland corporation, is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. We own, manage and develop high-quality properties in the world’s most active centers of commerce.

We invest in Class-A logistics facilities in the world’s primary population centers and in those supported by extensive transportation infrastructure (major airports, seaports, rail systems and highway systems). We believe our portfolio is the highest-quality logistics property portfolio in the industry because it is concentrated in those key markets. Our local teams actively manage the portfolio, which encompasses leasing and property management, new capital deployment activities and an opportunistic disposition program. The majority of our consolidated properties are in the U.S. Outside the U.S., our properties are generally held in co-investment ventures, which reduces our exposure to movements in foreign currency. Therefore, we are principally an owner-operator in the U.S. and a manager-developer outside the U.S.

Prologis, Inc. commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a real estate investment trust.

Prologis, L.P., a Delaware limited partnership, was also formed in 1997. We operate our business primarily through the Operating Partnership. As of December 31, 2016, Prologis, Inc. owned an approximate 97.42% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. As the sole general partner of the Operating Partnership, Prologis, Inc. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. Our other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Our internet website address is http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the Securities and Exchange Commission.

USE OF PROCEEDS

We intend to contribute the net proceeds from the sale of the common stock to the operating partnership in exchange for the issuance of operating partnership units. We will use the net proceeds from the sale of the common stock for general corporate purposes, which may include the repayment of indebtedness and the funding of acquisitions, development and investments.

Affiliates of the managers are lenders and/or agents under one or both of our global line and our senior term loan and certain of the managers and/or their affiliates hold certain of our debt securities. In addition, the managers and/or their affiliates may become lenders and/or agents under future bank facilities or hold debt securities we issue in the future. As a result, such managers and/or their affiliates may receive proceeds from this offering to the extent that proceeds are used to repay borrowings under the global line, the senior term loan, the applicable debt securities or future bank facilities or debt securities.

PLAN OF DISTRIBUTION

We entered into a continuous offering program equity distribution agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC on February 5, 2015, under which we may issue and sell shares of our common stock having a remaining aggregate offering price of up to $738,924,042.51 from time to time through the managers as our sales agents. The equity distribution agreement replaces and supersedes the equity distribution agreement that we entered into with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. on June 26, 2013. This prospectus supplement replaces and supersedes the prospectus supplement, dated February 5, 2015, which initially provided for us to offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000. This prospectus supplement relates to the $738,924,042.51 aggregate offering price of shares of common stock that remain unsold under the prospectus supplement, dated February 5, 2015. Sales of shares of common stock, if any, will be made by means of ordinary broker transactions on the NYSE or otherwise at market prices, in block transactions or as otherwise agreed by the manager that will sell such common stock and us.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to a manager as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a manager as principal, we will enter into a separate terms agreement with such manager, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of shares of our common stock to be sold through either manager on a daily basis or otherwise as we and such manager agree. We will submit orders to only one manager relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the equity distribution agreement, the designated manager will use its reasonable efforts to sell on our behalf all of the designated number of shares of our common stock. We may instruct the managers not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any manager, with respect to itself only, may suspend the offering of shares of our common stock by notifying the other.

The managers will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross sales proceeds and net proceeds to us.

We will pay each manager a commission of up to 2.0% of the gross sales price per share of our common stock sold through such manager as our agent under the equity distribution agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock.

Unless specified in a separate terms agreement and related prospectus supplement or pricing supplement, settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions under the equity distribution agreement, will be approximately $250,000.

Each manager will act as sales agent on a reasonable efforts basis. In connection with the sale of the common stock on our behalf, a manager may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the managers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the managers against certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the managers under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the managers in connection with the sales of shares of our common stock.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the equity distribution agreement, or (ii) the termination of the equity distribution agreement upon occurrence of certain events.

The managers and their affiliates have provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. From time to time, the managers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Affiliates of the managers are lenders and/or agents under one or both of our global line and our senior term loan and certain of the managers and/or their affiliates hold certain of our debt securities. In addition, the managers and/or their affiliates may become lenders and/or agents under future bank facilities or hold debt securities we issue in the future. As a result, such managers and/or their affiliates may receive proceeds from this offering to the extent that proceeds are used to repay borrowings under the global line, the senior term loan, the applicable debt securities or future bank facilities or debt securities.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters relating to Maryland law, including the validity of the issuance of the shares of common stock offered by this prospectus supplement, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the managers by O’Melveny & Myers LLP, New York, New York.

Prologis, Inc.

Common Stock

Preferred Stock

Rights to Purchase Common Stock

Guarantees of Debt Securities

Warrants to Purchase Common Stock

Prologis, L.P.

Debt Securities

Prologis, Inc., a Maryland corporation, may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms that Prologis, Inc. will determine at the time of offering, shares of Prologis, Inc.’s common stock, par value $.01 per share, shares of Prologis, Inc.’s preferred stock, par value $.01 per share, rights to purchase common stock and/or warrants to purchase common stock. In addition, selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of Prologis, Inc.’s common stock and preferred stock in such amounts as set forth in a prospectus supplement. Any such shares may be issued in exchange for partnership units of Prologis, L.P. or Prologis 2, L.P.

Prologis, L.P., a Delaware limited partnership, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.

In this prospectus, we refer to the common stock, preferred stock, guarantees, rights to purchase common stock, warrants to purchase common stock and debt securities registered hereunder collectively as the “securities.”

We will provide specific terms of the offering of any securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Prologis, Inc. is organized and conduct its operations in a manner which we believe allows Prologis, Inc. to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. To assist Prologis, Inc. in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, Prologis, Inc.’s charter contains certain restrictions relating to the ownership and transfer of Prologis, Inc. stock, including an ownership limit of 9.8% in value or number (whichever is more restrictive) of Prologis, Inc. common stock. See “Description of Common Stock,” “Description of Preferred Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”

The securities may be offered directly by us or by any selling stockholder through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Prologis, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PLD.” On March 1, 2017, the last reported sales price of Prologis, Inc.’s common stock on the New York Stock Exchange was $50.99 per share.

Investment in any securities offered by this prospectus involves risk. See the Risk Factors in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

Prologis, Inc. is a real estate investment trust and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. As of December 31, 2016, Prologis, Inc. owned an approximate 97.42% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus to “Prologis,” “we,” “us,” or “our” means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P. or both only, and the “Operating Partnership” means Prologis, L.P., a Delaware limited partnership.

FORWARD-LOOKING STATEMENTS

The statements included and incorporated by reference in this prospectus and the accompanying prospectus supplement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates, (ii) changes in global financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and changes in income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed under the heading “Risk Factors” herein and in the accompanying prospectus supplement and under the heading “Risk Factors” in our most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus and the accompanying prospectus supplement. We undertake no duty to update any forward-looking statements included and incorporated by reference in this prospectus and the accompanying prospectus supplement except as may be required by law.

PROLOGIS, INC. AND PROLOGIS, L.P.

Prologis, Inc., a Maryland corporation, is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. We own, manage and develop high-quality properties in the world’s most active centers of commerce.

We invest in Class-A logistics facilities in the world’s primary population centers and in those supported by extensive transportation infrastructure (major airports, seaports, rail systems and highway systems). We believe our portfolio is the highest-quality logistics property portfolio in the industry because it is concentrated in those key markets. Our local teams actively manage the portfolio, which encompasses leasing and property management, new capital deployment activities and an opportunistic disposition program. The majority of our consolidated properties are in the U.S. Outside the U.S., our properties are generally held in co-investment ventures, which reduces our exposure to movements in foreign currency. Therefore, we are principally an owner-operator in the U.S. and a manager-developer outside the U.S.

Prologis, Inc. commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a real estate investment trust.

Prologis, L.P., a Delaware limited partnership, was also formed in 1997. We operate our business primarily through the Operating Partnership. As of December 31, 2016, Prologis, Inc. owned an approximate 97.42% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. As the sole general partner of the Operating Partnership, Prologis, Inc. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. Our other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Our internet website address is http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus, the accompanying prospectus supplement or any other report or filing filed with the Securities and Exchange Commission.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for the acquisition and development of properties as suitable opportunities arise, for the repayment of any outstanding indebtedness, for capital improvements to properties and for general corporate purposes.

Additionally, unless Prologis, Inc. indicates otherwise in the applicable prospectus supplement, Prologis, Inc. will initially contribute any proceeds from the sale of the common stock and preferred stock to the Operating Partnership, which, unless indicated otherwise in the applicable prospectus supplement, will directly or indirectly use the proceeds as described above. Pending the application of the net proceeds, the Operating Partnership may invest the proceeds in short-term securities or reduce borrowings under credit facilities.

Neither Prologis, Inc. nor the Operating Partnership will receive any proceeds from any sale of the common stock and preferred stock by any selling stockholders.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND UNIT DISTRIBUTIONS

For purposes of computing these ratios: (i) “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and (ii) “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

The following table shows our ratio of earnings to combined fixed charges and preferred stock dividends and unit distributions for each of the periods indicated:

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings, as adjusted, to combined fixed charges and preferred stock dividends and unit distributions	4.5	3.6	3.1	1.5	(a	)

(a)	The loss from continuing operations for 2012 includes impairment charges of $269 million. Our combined fixed charges and preferred share dividends exceed our earnings, as adjusted, by $194 million for the year ended December 31, 2012.

RATIOS OF EARNINGS TO FIXED CHARGES

For purposes of computing these ratios: (i) “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and (ii) “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

The following table shows our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings, as adjusted, to fixed charges	4.6	3.7	3.1	1.5	(a	)

(a)	The loss from continuing operations for 2012 included impairment charges of $269 million. Our fixed charges exceed our earnings, as adjusted, by $153 million for the year ended December 31, 2012.

GENERAL DESCRIPTION OF SECURITIES

We or any selling stockholders named in a prospectus supplement, directly or through dealers, agents or underwriters designated from time to time, may offer, issue and sell, separately or together, in one or more offerings shares of Prologis, Inc. common stock, par value $.01 per share, and/or shares of our preferred stock, par value $.01 per share, and debt securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement which provides for common stock issuable pursuant to subscription offerings or rights offerings or upon conversion of preferred stock which are offered pursuant to such prospectus supplement and convertible into common stock for no additional consideration, and will apply to any common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information.”

General

Our charter provides that we are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of March 1, 2017, we had 529,598,712 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized by the board of directors and declared by us out of funds legally available for distribution.

Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the Maryland General Corporation Law, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for our common stock is currently Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, par value $.01 per share, of which 1,565,000 shares are of a separate class designated as series Q cumulative redeemable preferred stock. We currently have 1,565,000 shares of series Q preferred stock issued and outstanding.

The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to any preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information.”

General

We may issue additional shares of preferred stock from time to time, in one or more classes or series, as authorized by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board of directors has the power to establish the preferences, powers and rights of each class or series of preferred stock, it may afford the holders of any class or series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock, and, subject to any limitations applicable to any outstanding class or series of preferred stock, senior to the rights of the holders of our then outstanding preferred stock. The terms of outstanding shares of series Q preferred stock provide that shares of preferred stock having senior dividend or liquidation rights may not be authorized or issued by us without the prior approval of the holders of each of such series. The issuance of preferred stock, depending on the terms of such class or series, could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of preferred stock or shares of common stock or otherwise be in their best interest.

Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to the class or series. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series. A prospectus supplement relating to each class or series of preferred stock will specify the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of any material federal income tax considerations applicable to the preferred stock;

•	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

•	any voting rights of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities rank junior to the preferred stock;

•	junior to all equity securities that we issue or have issued the terms of which provide that such equity securities rank senior to the preferred stock; and

•	on a parity with all equity securities that we issue or have issued other than those that are referred to in the bullet points above.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the preferred stock of each class or series will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at the rates and on the dates as we will set forth in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates that the board of directors will fix.

Dividends on any class or series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of preferred stock for which dividends are noncumulative, then the holders of the class or series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the class or series are declared or paid for any future period.

No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series or class of preferred stock which may be in arrears. Any dividend payment that we make on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

Redemption

If we so provide in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class or series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no such preferred stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of the applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, if the class or series of preferred stock has a cumulative dividend, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not redeem any shares of the class or series of preferred stock unless we simultaneously redeem all outstanding shares of the class or series of preferred stock; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of the series or class of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the series or class of preferred stock. In addition, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly any shares of such class or series of preferred stock or any of our equity securities ranking junior to or on a parity with such class or series of preferred stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to such class or series of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up).

The foregoing provisions will not prevent us from acquiring shares of preferred stock pursuant to the provisions of the applicable articles supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust for federal income tax purposes. See “Restrictions on Ownership and Transfer of Capital Stock.”

If we redeem fewer than all of the outstanding shares of a class or series of preferred stock, we will select the shares that we will redeem pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If this redemption is to be by lot and, as a result of the redemption, any holder of shares of the class or series of preferred stock would become a holder of a number of shares of the class or series of preferred stock in excess of the ownership limit because we did not redeem the holder’s shares of the class or series of preferred stock, or we only redeemed those shares in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of the series or class of preferred stock of the holder such that no holder will hold in excess of the ownership limit subsequent to the redemption. See “Restrictions on Ownership and Transfer of Capital Stock.”

We will give notice of redemption by publication in a newspaper of general circulation in The City of New York. This publication will be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give notice or any defect in notice or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the series or class of preferred stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of the series or class of preferred stock to be redeemed;

•	the place or places where the certificates representing shares of the series or class of preferred stock are to be surrendered for payment of the redemption price; and

•	that dividends on the series or class of preferred stock to be redeemed will cease to accumulate on the redemption date.

If we will redeem fewer than all the shares of the class or series of preferred stock held by any holder, the notice that we mail to the holder will also specify the number of shares of the class or series of preferred stock that we will redeem from the holder.

The holders of shares of a class or series of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of the class or series of preferred stock held on the corresponding dividend payment date notwithstanding the redemption of the shares between the dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of any class or series of preferred stock to be redeemed.

Subject to applicable law and the limitation on purchases when dividends on a class or series of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of the class or series of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the class or series of preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the class or series of preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be considered a liquidation, dissolution or winding up.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of such class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the class or series of preferred stock as to liquidation rights, then the holders of the class or series of preferred stock and all other such classes or series of equity securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the Maryland General Corporation Law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the class or series of preferred stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as we indicate in the applicable prospectus supplement.

Unless provided for otherwise by any class or series of preferred stock, so long as any shares of preferred stock of a class or series remain outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of such outstanding shares, given in person or by proxy, either in writing or at a meeting (the class or series voting separately as a class) do any of the following:

•	authorize or create, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to such series or class of preferred stock;

•	create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to such series or class of preferred stock; or

•	amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the class or series of preferred stock.

So long as shares of the class or series of preferred stock (or shares issued by a surviving entity in substitution for the class or series of preferred stock) remain outstanding with their terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of an event set forth in the fourth bullet point above will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such class or series of preferred stock. Additionally, any increase in the number of authorized shares of preferred stock, any increase in the number of authorized shares of such series or class of preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to such series or class of preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply to any class or series of preferred stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds deposited in trust to effect such redemption.

Conversion Rights

We will specify in the applicable prospectus supplement the terms and conditions upon which any shares of any class or series of preferred stock are convertible into common stock. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price (or method for calculating the conversion price);

•	the conversion period;

•	provisions regarding whether conversion will be at the option of the holders of the class or series of preferred stock or the Operating Partnership;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the class or series of preferred stock.

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for our preferred stock is currently Computershare Trust Company, N.A. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar and dividend disbursing agent for any class or series of preferred stock offered by that prospectus supplement.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

In order for us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a real estate investment trust). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for real estate investment trusts contained in the Internal Revenue Code. A real estate investment trust’s stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

Because our board of directors currently believes it is desirable for us to qualify as a real estate investment trust, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding common stock or (ii) series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the series Q preferred stock. With respect to the 9.8% ownership limit, the constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, any series of outstanding preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, any series of outstanding preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or any other capital stock, as the case may be, and thereby subject the common stock, any series of outstanding preferred stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the 9.8% and 25% ownership limits, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a real estate investment trust and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status.

Our charter also provides that:

•	no person may actually or constructively own common stock or series Q preferred stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust;

•	no person may transfer common stock or series Q preferred stock if a transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons; and

•	any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock or series Q preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a real estate investment trust.

These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit or restriction (referred to as “excess shares”). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to such trust, the trustee of such trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by such trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by such trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by such trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to such trust, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to such trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to such trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to such trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio and the intended transferee will acquire no rights to such shares.

In addition, shares of stock held in such trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to such trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in such trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be void ab initio and the intended transferee will acquire no rights to such shares.

All certificates representing shares will bear a legend referring to the restrictions described above.

Under our charter, owners of our issued and outstanding common stock must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations, and must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of shares of our stock, on our status as a real estate investment trust and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors. In addition, owners of any series of outstanding preferred stock (currently only series Q preferred stock is outstanding) must provide to us information that we request, in good faith, in order to determine our status as a real estate investment trust.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”

For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer of Capital Stock.”

Board of Directors

Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the rights of holders of our preferred stock, our board of directors may fill any vacancy (including a vacancy caused by removal) subject in the case of a vacancy caused by removal to approval by the stockholders. Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Our bylaws also provide for the election of directors by a majority vote in uncontested elections.

Removal of Directors

While our charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

Opt Out of Business Combinations and Control Share Acquisition Statutes

We have elected in our bylaws not to be governed by the “control share acquisition” provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the “business combination” provision of the Maryland General Corporation Law (Section 3-602). Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

Certain Elective Provisions of Maryland Law

Any Maryland corporation that has a class of securities registered under the Exchange Act, and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so, except as described below, our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and/or

•	require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Additionally, the board could provide that:

•	the number of directors may be fixed only by a vote of the board of directors;

•	each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

•	any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. In addition, a corporation’s charter may contain a provision or the board of directors of the corporation may adopt a resolution that prohibits the corporation from electing to be subject to any or all of these provisions. Our board adopted a resolution prohibiting us from electing to be subject to the classified board provision in Section 3-803 of the Maryland General Corporation Law. This resolution is irrevocable without the approval of a majority of the outstanding shares of common stock entitled to vote.

Although we have opted out of the classified board and are not currently governed by any of the remaining provisions, our charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class.

Except as described in the following paragraph, our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

•	provisions opting out of the control share acquisition statute;

•	provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provisions of the Maryland General Corporation Law;

•	the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

•	provisions governing amendment of our bylaws.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The chief executive officer, a co-chief executive officer, president, the board of directors and the chairman of the board may call a special meeting of stockholders. Additionally, our bylaws provide that the secretary shall call a special meeting of the stockholders upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders’ meetings.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures and/or proxy access provisions set forth in our bylaws.

Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made:

•	pursuant to our notice of meeting;

•	by or at the direction of our board of directors;

•	by any committee of persons appointed by the board of directors with authority therefor; or

•	provided that our board of directors has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

The provisions in our charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Dissolution of Prologis, Inc.

Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the partnership agreement of the Operating Partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. A court may order indemnification in these circumstances but only for expenses. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

•	it is proved that the person actually received an improper benefit or profit in money, property or services; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders’ ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the Operating Partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter.

Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

DESCRIPTION OF CERTAIN PROVISIONS OF THE

PARTNERSHIP AGREEMENT OF PROLOGIS, L.P.

Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership units is also applicable to performance units. See “— Performance Units” below. We have summarized certain terms and provisions of the Operating Partnership’s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See “Where You Can Find More Information.”

General

Holders of limited partnership units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of general partnership units held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common units. Similarly, the distributions that we pay per share of series Q preferred stock outstanding are expected to be equal to the distributions per unit that the Operating Partnership pays on the corresponding series of preferred units. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock and preferred stock that we may issue upon exchange of the common units and the preferred units of the Operating Partnership may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Operating Partnership units, as described below.

Purpose, Business and Management

The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership. The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, subject to the limitation that the partnership agreement requires the Operating Partnership to conduct its business in such a manner that will permit us to be classified as a real estate investment trust under Section 856 of the Internal Revenue Code, unless we cease to qualify as a real estate investment trust for reasons other than the conduct of the business of the Operating Partnership. The Operating Partnership is generally authorized to take any lawful actions consistent with this purpose. This includes the authority to enter into partnerships, joint ventures or similar arrangements and to own interests directly or indirectly in any other entity.

As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

We have the right to make all decisions and take all actions with respect to the Operating Partnership’s acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, we are acting on behalf of the Operating Partnership’s limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We and the Operating Partnership have no liability to any limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of our action or inaction as general partner of the Operating Partnership so long as we acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership. Limited partners of the Operating Partnership have no authority to transact business for, or to otherwise participate in the management activities or decisions of, the Operating Partnership, except as expressly provided in the partnership agreement or as required by applicable law.

Engaging in Other Businesses; Conflicts of Interest; Transactions With Us and Our Affiliates

We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, our operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, our operation as a real estate investment trust and activities that are incidental to these activities without the consent of the holders of a majority of the limited partnership interests. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Operating Partnership’s partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets.

In the exercise of our power and authority under the partnership agreement, we may contract and otherwise deal with, or otherwise obligate the Operating Partnership to, entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. Except as expressly permitted by the partnership agreement, however, our affiliates may not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.

Our Reimbursement

We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to ownership of interests in and operation of, or for the benefit of, the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership’s books and records, management of the Operating Partnership’s property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns.

Our Exculpation and Indemnification

The partnership agreement generally provides that neither we, as general partner of the Operating Partnership, nor any of our officers, directors or employees, will be liable to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no further liability for the loss of any limited partner’s capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership’s consultants, contractors or agents provided that we have used good faith in the selection of those contractors, consultants and agents. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors that we select. Any action we take or fail to take in reliance upon the opinion of such a consultant on a matter that we reasonably believe is within the consultant’s professional or expert competence is presumed to be done in good faith.

The partnership agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:

•	the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

•	the indemnified person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership and any insurance proceeds from the liability policy covering our officers and directors and such other persons that we may from time to time designate. The Operating Partnership may also purchase and maintain insurance on behalf of our directors and officers, and other persons that we may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of the Operating Partnership, regardless of whether the partnership would have the power to indemnify that person against such liability under the partnership agreement.

Sales of Assets; Liquidation

Under the partnership agreement, as general partner, we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for limited units in the Operating Partnership, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for units.

A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under “Amendment of the Partnership Agreement.” A sale or disposition of all or substantially all of the Operating Partnership’s assets generally requires an affirmative vote of the limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner) holding a majority of the outstanding percentage interest of all limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner). A dissolution or liquidation of the Operating Partnership generally requires our approval as well as the consent of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.

Capital Contribution

The Operating Partnership’s partnership agreement provides that if the Operating Partnership requires additional funds at any time and from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. We may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

Distributions

The partnership agreement generally provides that the Operating Partnership will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are outstanding, the Operating Partnership will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. “Available cash” is generally defined as the sum of the partnership’s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by the partnership, increases in reserves and amount of any working capital accounts and other cash or similar balances which we, as general partner, determine to be necessary or appropriate. Other than as described below, neither we nor the limited partners are currently entitled to any preferential or disproportionate distributions of available cash with respect to the units.

Preferred Units

General. As of March 1, 2017, only series Q preferred units of the Operating Partnership are outstanding. We currently have no series L preferred units, series M preferred units, series O preferred units, series P preferred units, series R preferred units or series S preferred units of the Operating Partnership outstanding. In accordance with the terms of the partnership agreement, we are required to contribute the net proceeds of the sale of any new series of preferred stock to the Operating Partnership in exchange for the issuance by the Operating Partnership of a corresponding series of preferred units that generally mirror the rights, preferences and other terms of the preferred stock. Additionally, the Operating Partnership may from time to time issue additional series of preferred units to unitholders from time to time in exchange for cash or other property.

Each series of preferred units of the Operating Partnership rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:

•	senior to the common units of the Operating Partnership and to all units of the Operating Partnership that provide that they rank junior to such series of preferred units;

•	junior to all units which rank senior to such series of preferred units; and

•	on a parity with all units expressly designated by the Operating Partnership to rank on a parity with such series of preferred units.

Redemption. If we redeem any shares of a series of preferred stock, the Operating Partnership will redeem the number of preferred units of the corresponding series equal to the number of such series of preferred stock to be redeemed at a redemption price payable in cash equal to the product of the number of such series of preferred units being redeemed and the sum of the stated liquidation preference for such series plus any deficiency still owing under prior distributions.

Liquidation Preference. The distribution and income allocation provisions of the partnership agreement have the effect of providing each series of preferred unit with a liquidation preference to each holder of such series of preferred units equal to the holder’s capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any parity preferred units and any senior preferred units that we may issue.

Common Limited Partnership Units

Redemption Rights. Holders of common limited partnership units in the Operating Partnership have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable unit holders), to require the Operating Partnership to redeem part or all of their common units for cash (based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption) or the Operating Partnership may, in its sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our charter) elect to have us exchange those common units for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the board of directors, assuming common stock was issued in the exchange. Holders of performance units also have limited redemption rights, as discussed under the caption “Performance Units” below.

Registration Rights. We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common limited partnership units in the Operating Partnership or otherwise. We have agreed to file and generally keep continuously effective (unless an exemption from registration is available for the resale of those shares) generally beginning on or as soon as practicable after one year after issuance of common limited partnership units a registration statement covering the issuance of shares of common stock upon exchange of the units and the resale of the shares. We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

Class A Common Units

The Operating Partnership has issued and has outstanding a class of common limited partnership units that have been designated class A common limited partnership units. The class A common units generally have the same rights as the existing common limited partnership units of the Operating Partnership described above, except that the class A units are entitled to a quarterly distribution equal to $0.64665 per unit so long as the common limited partnership units receive a quarterly distribution of at least $0.40 per unit (in the event the common limited partnership units receive a quarterly distribution of less than $0.40 per unit, the class A common unit distribution would be reduced by a proportionate amount). Class A common units were initially convertible into common limited partnership units at an initial conversion rate of one-for-one. The conversion rate will be increased or decreased to the extent that, at the time of conversion, the net present value of the distributions paid with respect to the class A common units are less or more than the distributions paid on common limited partnership units from the time of issuance of the class A common units until the time of conversion. At December 31, 2016, the class A common units were convertible into 8.7 million common limited partnership units. The Operating Partnership may redeem the class A common units at any time after October 7, 2025, for an amount in cash equal to the then-current number of the common limited partnership units into which the class A common units are convertible, multiplied by $43.11, subject to the holders’ right to convert the class A common units into common limited partnership units.

Performance Units

Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, certain of our current and former executive officers, in their capacity as limited partners of the Operating Partnership, have received performance units. The performance units are similar to common limited partnership units in many respects, including the right to share in operating distributions, and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units, and certain redemption rights, including limited rights to cause the Operating Partnership to redeem the performance units for cash or, at the Operating Partnership’s option, to have us exchange the performance units for shares of our common stock. However, a holder of performance units may not require the Operating Partnership to redeem, and the Operating Partnership may not redeem, any performance units in excess of the number of performance units equal to the amount of the unitholder’s capital account balance immediately following the revaluation of the Operating Partnership assets pursuant to the partnership agreement, divided by the fair market value of a share of our common stock.

LTIP Units

We may issue LTIP units in the Operating Partnership to certain of our officers. An LTIP unit represents a partnership interest in the Operating Partnership. The LTIP units are similar to common limited partnership units in many respects, including the right to share in operating distributions and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units. After vesting and the satisfaction of certain conditions, an LTIP unit may be exchangeable for a common unit in the Operating Partnership and then redeemable for a share of common stock or cash at the election of the Operating Partnership.

Removal of the General Partner; Transferability of Our Interests; Treatment of Limited Partnership Units in Significant Transactions

The limited partners may not remove us as general partner of the Operating Partnership, with or without cause, other than with our consent. The partnership agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners other than the preferred limited partners, holding a majority of limited partner units (excluding any preferred limited units) then outstanding and the admission of a successor general partner. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

Neither we nor the Operating Partnership may engage in any merger, consolidation or other combination, or effect any reclassification, recapitalization or change of its outstanding equity interests, and we may not sell all or substantially all of our assets unless in connection with such a termination transaction all holders of limited partnership units other than preferred units either will have the right to receive, for each unit, an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of common stock as consideration pursuant to such a termination transaction. If, in connection with the termination transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of our common stock, each holder of limited partnership units other than preferred units will have the right to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Performance units also have the benefit of these provisions, irrespective of the capital account then applicable to the performance units. We and the Operating Partnership may also engage in a merger, consolidation or other combination, or effect any reclassification, recapitalization or change or our outstanding equity interests, and we may also sell all or substantially all of our assets if the following conditions are met:

•	substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

•	the holders of common limited partnership units, including the holders of any performance units, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

•	the rights, preferences and privileges of the holders in the surviving partnership, including the holders of performance units, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to performance units, for such differences with units regarding liquidation, redemption or exchange as are described in the partnership agreement); and

•	such rights of the common limited partners, including the holders of performance units issued or to be issued, include at least one of the following:

•	the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

•	the right to redeem their units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of such securities and our common stock.

Our board of directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners of the Operating Partnership as of the time of the termination transaction and, to the extent applicable, the values will be no less favorable to the holders of common limited partnership units than the relative values reflected in the terms of the termination transaction.

In addition, in the event of a termination transaction, the arrangements with respect to performance units and performance shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining performance shares, and resulting issuance of any performance units, as of the consummation of the termination transaction.

Duties and Conflicts

Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

Meetings; Voting

As general partner, we may call meetings of the limited partners of the Operating Partnership on our own motion, and must call a meeting of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of units the limited partner holds. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

Amendment of the Partnership Agreement

We or limited partners owning at least 25% of the then outstanding limited partnership units entitled to vote may propose amendments to the Operating Partnership’s partnership agreement. Generally, the partnership agreement may be amended with our approval, as general partner, and partners (including us but not including the preferred limited partners) holding a majority of the partnership interests then outstanding other than preferred limited partnership interests. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the partnership agreement as may be required to, among other things:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner;

•	reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

•	reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

•	satisfy any requirements of federal, state or local law;

•	reflect such changes as are reasonably necessary for us to maintain our status as a real estate investment trust; and

•	modify the manner in which capital accounts are computed.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things:

•	convert a limited partner’s interest into a general partner’s interest;

•	modify the limited liability of a limited partner;

•	alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

•	alter the limited partner’s redemption or exchange right.

Term

The Operating Partnership will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.

DESCRIPTION OF CERTAIN PROVISIONS OF THE

PARTNERSHIP AGREEMENT OF PROLOGIS 2, L.P.

A portion of our assets are held by or through Prologis 2, L.P. As the sole direct owner of AMB Property Holding Corporation, the general partner of Prologis 2, L.P., we have the exclusive right and power to manage Prologis 2, L.P. Our interest in Prologis 2, L.P. is designated as an indirect general partner interest. We have summarized certain terms and provisions of Prologis 2, L.P.’s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See “Where You Can Find More Information.”

General

Holders of limited partnership units hold limited partnership interests in Prologis 2, L.P., and all holders of partnership interests (including AMB Property Holding Corporation in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, Prologis 2, L.P. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock that we may issue upon exchange of the class B common units and the shares of preferred stock that we may issue upon exchange of preferred units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of Prologis 2, L.P. have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Prologis 2, L.P. units, as described below.

Purpose, Business and Management

Prologis 2, L.P. is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. AMB Property Holding Corporation, our wholly owned subsidiary, is the general partner of Prologis 2, L.P.

Prologis 2, L.P. is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires that the partnership conduct its business in such a manner that will permit us to be classified as a real estate investment trust under Section 856 of the Internal Revenue Code, unless we cease to qualify as a real estate investment trust for reasons other than the conduct of the business of Prologis 2, L.P. Subject to the foregoing limitation, Prologis 2, L.P. may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the exclusive power and authority to conduct the business of Prologis 2, L.P., subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the right to make all decisions and take all actions with respect to Prologis 2, L.P.’s acquisition and operation of our properties and all other assets and businesses of or related to Prologis 2, L.P. No limited partner may take part in the conduct or control of the business or affairs of Prologis 2, L.P. by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, AMB Property Holding Corporation is acting on behalf of Prologis 2, L.P., Prologis 2, L.P.’s limited partners and the stockholders of Prologis, Inc., collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of Prologis 2, L.P. AMB Property Holding Corporation has no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of its action or inaction as the general partner of Prologis 2, L.P. as long as AMB Property Holding

Corporation acted in good faith. Limited partners have no right or authority to act for or to bind Prologis 2, L.P. Limited partners of Prologis 2, L.P. have no authority to transact business for, or participate in the management activities or decisions of, Prologis 2, L.P., except as provided in the partnership agreement or as required by applicable law.

Engaging in Other Businesses; Conflicts of Interest; Transactions Between Prologis 2, L.P. and the General Partner and its Affiliates

AMB Property Holding Corporation may not, without the consent of the holders of a majority of the limited partnership interests, conduct any business other than in connection with the ownership, acquisition and disposition of Prologis 2, L.P. interests as a general partner and the management of the business of Prologis 2, L.P., and activities that are incidental to these activities. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of Prologis 2, L.P. The Prologis 2, L.P. partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for Prologis 2, L.P. to own those businesses or assets. In the exercise of its power and authority under the partnership agreement, AMB Property Holding Corporation may contract and otherwise deal with or otherwise obligate Prologis 2, L.P. to entities in which AMB Property Holding Corporation, we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. AMB Property Holding Corporation may retain persons or entities that AMB Property Holding Corporation selects (including itself, us, any entity in which we have an interest or any entity with which we are affiliated) to provide services to or on behalf of Prologis 2, L.P.

Reimbursement of the General Partner

AMB Property Holding Corporation does not receive any compensation for its services as general partner of Prologis 2, L.P. However, as a partner in Prologis 2, L.P., AMB Property Holding Corporation has rights to allocations and distributions of the partnership. In addition, Prologis 2, L.P. reimburses AMB Property Holding Corporation for all expenses it incurs relating to ownership of interests in and operation of, or for the benefit of, Prologis 2, L.P. Prologis 2, L.P. will reimburse AMB Property Holding Corporation for all expenses incurred relating to the ongoing operation of Prologis 2, L.P. and any issuance of additional partnership interests in Prologis 2, L.P. These expenses include those incurred in connection with the administration and activities of Prologis 2, L.P., such as the maintenance of the partnership’s books and records, management of the partnership’s property and assets, and preparation of information regarding the partnership provided to the partners in the preparation of their individual tax returns.

Exculpation and Indemnification of the General Partner

The partnership agreement generally provides that neither the general partner of Prologis 2, L.P., nor any of its officers, directors or employees will be liable to Prologis 2, L.P. or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that the general partner may do or not do in connection with the business and affairs of Prologis 2, L.P. if its general partner carries out its duties in good faith. In addition, the general partner is not responsible for any misconduct, negligent act or omission of any of its consultants, contractors or agents, or any of Prologis 2, L.P.’s consultants, contractors or agents, provided that the general partner uses good faith in the selection of those contractors, consultants and agents. The general partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that it selects. Any action taken or omitted to be taken in reliance upon the opinion of such a consultant on a matter that the general partner reasonably believes is within the consultant’s professional or expert competence is presumed to be done in good faith.

The partnership agreement also requires Prologis 2, L.P. to indemnify the general partner, its directors and officers, and other persons that the general partner may from time to time designate against any loss or damage, including reasonable legal fees and expenses incurred by the person by reason of anything the person may do or not do for or on behalf of Prologis 2, L.P. or in connection with its business or affairs unless it is established that:

•	the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

•	the indemnified person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Any indemnification claims must be satisfied solely out of the assets of Prologis 2, L.P. and any insurance proceeds from the liability policy covering the general partner’s officers and directors and other persons that the general partner may from time to time designate. Prologis 2, L.P. may also purchase and maintain insurance on behalf of the general partner’s directors and officers, and other persons that the general partner may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of Prologis 2, L.P., regardless of whether Prologis 2, L.P. would have the power to indemnify that person against such liability under the partnership agreement.

Sales of Assets; Liquidation

Under the partnership agreement, the general partner generally has the exclusive authority to determine whether, when and on what terms, Prologis 2, L.P. will sell its assets.

A merger of Prologis 2, L.P. with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under “Amendment of the Partnership Agreement.” A sale or disposition of all or substantially all of Prologis 2, L.P.’s assets generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners holding common units (other than the preferred limited partners). A dissolution or liquidation of Prologis 2, L.P. generally requires our approval as well as the affirmative vote of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.

Capital Contribution

Prologis 2, L.P.’s partnership agreement provides that if Prologis 2, L.P. requires additional funds at any time and from time to time in excess of funds available to Prologis 2, L.P. from borrowings or capital contributions, Prologis 2, L.P. may borrow funds from a financial institution or other lender. As an alternative to borrowing funds required by Prologis 2, L.P., the general partner may accept additional capital contributions to Prologis 2, L.P. Prologis 2, L.P. may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If additional capital contributions to Prologis 2, L.P. are accepted, the partnership interest of the contributors in Prologis 2, L.P. will be increased on a proportionate basis.

Distributions

The partnership agreement generally provides that Prologis 2, L.P. will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of Prologis 2, L.P. in proportion to their percentage interests in the partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are issued and outstanding, Prologis 2, L.P. will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. Except as provided for in the partnership agreement with respect to class B common units, no partnership interest is entitled to a distribution in preference to any other partnership interest. “Available cash” is generally defined as the sum of Prologis 2, L.P.’s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by Prologis 2, L.P., increases in reserves and amount of any working capital accounts and other cash or similar balances which the general partner determines to be necessary or appropriate.

Class A Common Units

The class A common units rank junior to all partnership units of Prologis 2, L.P. including Class B common units, other than any class or series of partnership interest expressly designated as ranking junior to the class A common units. Holders of a majority of the class A common units may elect to remove the general partner, with or without cause, and select a successor general partner. The class A common units are not redeemable or exchangeable, and are not entitled to receive any distributions or liquidation preference.

All class A common units are limited partnership units, unless held by the general partner. All class B common units acquired by us pursuant to a redemption of the class B common units in exchange for shares of our common stock (as described more fully below) will automatically be converted into and deemed to be class A common units. We will contribute any such class A common units to our Operating Partnership in exchange for additional partnership units in our Operating Partnership.

As of the date of this prospectus, AMB Property Holding Corporation holds approximately 1% of the issued and outstanding class A common units, and the remainder of the issued and outstanding class A common units are held by the Operating Partnership.

Class B Common Units

General. All class B common units are limited partnership units. The class B common units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Prologis 2, L.P.:

•	senior to Prologis 2, L.P.’s class A common units, all classes or series of common partnership units not expressly designated as ranking senior to the class B common units and any partnership units which by their terms are expressly designated as ranking junior to the class B common units;

•	junior to all classes or series of preferred partnership units; and

•	on parity with all partnership units which by their terms are expressly designated as raking on parity with the class B common units.

Distribution Rights. Each class B common unit is entitled to receive cumulative preferential distributions equal to any dividends paid on our common stock, calculated as if each unit had been converted into a single share of common stock immediately prior to the record day for the payment of the respective dividend.

Redemption and Exchange. Beginning one year after the date such units are issued, the holders of class B common units generally may require Prologis 2, L.P. to redeem some or all of their class B common units for cash at a price equal to the average of the daily market price of a share of our common stock for the ten consecutive trading days prior to such redemption, provided, however, that Prologis 2, L.P. may elect to have us acquire some or all of the class B common units so tendered in which case the class B common units shall be exchanged for our common stock on a one-for-one basis (as adjusted for dividends, distributions, splits, subdivisions, reverse splits or combinations).

The right of the holders of class B common units to cause a redemption, or of Prologis 2, L.P. to cause an exchange of the class B common units for shares of our common stock, shall in each case be subject to the restrictions on ownership and transfers set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Registration Rights. We have granted to the holders of class B common units certain registration rights with respect to the shares of our common stock issuable upon exchange of the class B common units.

Removal of the General Partner

The limited partners may not remove the general partner of Prologis 2, L.P. with or without cause; provided, however, that holders of a majority of the class A common units (all outstanding shares of which are held by AMB Property Holding Corporation and the Operating Partnership as of the date of this prospectus) may remove the general partner with or without cause.

Duties and Conflicts

Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, and subject to any agreements entered into by a limited partner or its affiliates with AMB Property Holding Corporation, us or the Operating Partnership (or a subsidiary of AMB Property Holding Corporation, us or the Operating Partnership), any limited partner of Prologis 2, L.P. may engage in other business activities outside Prologis 2, L.P., including business activities that directly compete with Prologis 2, L.P.

Meetings; Voting

The general partner may call meetings of the limited partners of Prologis 2, L.P. on its own motion, and shall call meetings of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. Except as otherwise provided in the partnership agreement, each limited partner has a vote equal to the number of units the limited partner holds on matters for which limited partners are entitled to vote. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

Amendment of the Partnership Agreement

Amendments to Prologis 2, L.P.’s partnership agreement may be proposed by the general partner or limited partners owning at least 25% of the then outstanding limited partnership units entitled to consent to or approve the matter addressed in the proposed amendment. Generally, the partnership agreement may be amended with the approval of the general partner and partners (including AMB Property Holding Corporation, but not including the preferred limited partners) holding a majority of all partnership interests then outstanding, other than preferred limited partners. Amendments of certain provisions regarding, among other things, the dissolution of Prologis 2, L.P., the general assignment for the benefit of creditors of Prologis 2, L.P.’s assets, the appointment of a custodian, receiver or trustee for any all of the Prologis 2, L.P.’s assets, the institution of bankruptcy proceedings, the confession of a judgment against Prologis 2, L.P. or the entrance into a merger, consolidation or other combination of the partnership with or into another entity, may not be made without the approval of partners (other than preferred limited partners) holding a majority of the percentage interests of the partners in addition to any consents of the limited partners required to be obtained by the partnership agreement. The general partner has the power, without the consent of the partners, to amend the partnership agreement as may be required to, among other things:

•	add to the obligations of AMB Property Holding Corporation as general partner or surrender any right or power granted to AMB Property Holding Corporation as general partner for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of partners or reduction in partnership units in accordance with the terms of the partnership agreement;

•	establish the designations, rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

•	reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of or make other changes concerning matters under the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

•	satisfy any requirements of federal, state or local law;

•	to reflect such changes as are reasonably necessary for us to maintain our status as a real estate investment trust; and

•	modify the manner in which capital accounts are computed.

AMB Property Holding Corporation may not, without the consent of each limited partner that would be adversely affected, take any action or make certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of Prologis 2, L.P. or otherwise, that would, among other things,

•	convert a limited partner’s interest into a general partner’s interest;

•	modify the limited liability of a limited partner;

•	alter the rights of a partner to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

•	alter the class B limited partners’ redemption or exchange rights.

Term

Prologis 2, L.P. will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an Indenture, dated as of June 8, 2011, (the “Original Indenture”) between us and U.S. Bank National Association, as trustee. The Indenture has been supplemented by a First Supplemental Indenture dated as of June 8, 2011, a Second Supplemental Indenture dated as of June 8, 2011, a Third Supplemental Indenture dated as of June 8, 2011, a Fourth Supplemental Indenture dated as of June 8, 2011, a Fifth Supplemental Indenture dated as of August 15, 2013, a Sixth Supplemental Indenture dated as of December 3, 2013 and a Seventh Supplemental Indenture dated as of February 20, 2014. We collectively refer to the Original Indenture as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture as the “Indenture.” The Original Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described above under “Where You Can Find More Information.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Indenture and the debt securities to be issued pursuant to the Indenture are summaries of some of the provisions of the Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Indenture and the debt securities. As used in this section, “Description of Debt Securities,” the term “Operating Partnership” refers only to Prologis, L.P. and not to any of its subsidiaries and the term “Company” refers only to Prologis, Inc. and not to any of its subsidiaries.

General

The debt securities will be the Operating Partnership’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by the Company except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of the Company and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of the Operating Partnership and the Company that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, the Operating Partnership and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

Under the Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Indenture, the Operating Partnership will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, or as established in one or more indentures supplemental to the Indenture.

Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Indenture will not contain any provisions that would limit the Operating Partnership’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control.

The Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Each series may be as established from time to time in or pursuant to authority granted by a resolution of our board of trustees or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional debt securities of that series without the consent of the holders of the debt securities of that series.

Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:

(1) the title of the series of debt securities;

(2) the aggregate principal amount of the series of debt securities and any limit on the principal amount;

(3) the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;

(4) the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

(5) the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;

(6) the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

(7) the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Indenture may be served;

(8) the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

(9) our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

(11) whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

(12) whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

(13) any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Indenture;

(14) whether the debt securities of the series will be issued in certificated or book-entry form;

(15) whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities;

(16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to the series of debt securities and any additions to or substitutions of the provisions;

(17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(18) whether and under what circumstances we will pay additional amounts as contemplated in the Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; and

(19) any other terms of the series of debt securities not inconsistent with the provisions of the Indenture.

The Operating Partnership may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special U.S. federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Guarantees

Unless specified otherwise in the applicable prospectus supplement, the Indenture provides that the Operating Partnership’s obligations under the debt securities will be guaranteed by the Company. The Company’s guarantee of the debt securities will rank pari passu in right of payment with all of the Company’s unsecured and unsubordinated indebtedness, including the Company’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by the Company will be effectively subordinated to all of the mortgages and other secured indebtedness of the Company and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries. The obligations of the Company under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

Denominations

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Principal and interest

Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank National Association, currently located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; provided that, at the Operating Partnership’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

Merger, Consolidation or Sale

The Operating Partnership may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

(1) after the transaction, the Operating Partnership is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than the Operating Partnership, that entity must also assume the Operating Partnership’s payment obligations under the Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Indenture;

(2) after giving effect to the transaction and treating any indebtedness which became an obligation of the Operating Partnership or any of the Operating Partnership’s subsidiaries as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

(3) the continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.

The Indenture provides that the Company, as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Indenture and its guarantee;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•	such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Covenants

This section describes covenants the Operating Partnership makes in the Indenture, for the benefit of the holders of certain series of debt securities.

Existence. Except as permitted under “— Merger, Consolidation or Sale,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Operating Partnership and its subsidiaries; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if the Operating Partnership determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of taxes and other claims. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Operating Partnership’s property or any subsidiary; provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. Whether or not the Operating Partnership or the Company are subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Operating Partnership and the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Operating Partnership and the Company would have been required so to file such documents if the Operating Partnership and the Company were so subject.

The Operating Partnership and the Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership and the Company are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections and (y) if filing such documents by the Operating Partnership and the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Limitations on incurrence of debt. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all the Operating Partnership’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(1) the Operating Partnership’s Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

(2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Additionally, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) such Debt and any other Debt incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(2) the repayment or retirement of any other Debt by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis.

In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Operating Partnership’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Operating Partnership’s outstanding Debt and the outstanding Debt of the Operating Partnership’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Operating Partnership property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

(1) the Operating Partnership’s Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

(2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by the Operating Partnership or a Subsidiary whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Nothing in the above covenants shall prevent: (i) the incurrence by the Operating Partnership or any Subsidiary of Debt between or among the Operating Partnership, any Subsidiary or any Equity Investee or (ii) the Operating Partnership or any Subsidiary from incurring Refinancing Debt.

For purposes of the foregoing covenants the following definitions apply:

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(A) interest on Debt of the Operating Partnership and its Subsidiaries,

(B) provision for taxes of the Operating Partnership and its Subsidiaries based on income,

(C) amortization of debt discount,

(D) provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

(E) extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

(F) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

(G) amortization of deferred charges, and

(H) any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

“Debt” of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of :

(1) borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary,

(3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

(4) the principal amount of all obligations of the Operating Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or

(5) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Operating Partnership or any Subsidiary).

“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

“Equity Investee” means any Person in which the Operating Partnership or any Subsidiary hold an ownership interest that is accounted for by the Operating Partnership or a Subsidiary under the equity method of accounting.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Operating Partnership and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

“Total Unencumbered Assets” means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of the Operating Partnership or any Subsidiary.

Maintenance of properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Operating Partnership’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries will not be prevented from selling or otherwise disposing for value the Operating Partnership’s properties in the ordinary course of business.

Insurance. The Operating Partnership will, and will cause each of the Operating Partnership’s subsidiaries to, keep in force upon all of the Operating Partnership’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

The Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

(1) default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;

(2) default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;

(3) default in making any sinking fund payment as required for any debt securities of such series;

(4) default in the performance of any other of the Operating Partnership’s covenants contained in the Indenture, other than a covenant in the Indenture solely for the benefit of another series of debt securities issued under the Indenture, which continues for 60 days after written notice as provided in the Indenture;

(5) default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of the Operating Partnership’s subsidiaries, which the Operating Partnership has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Indenture;

(6) the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Operating Partnership or any of the Operating Partnership’s subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

(7) events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Operating Partnership, the Company or any significant subsidiary or for all or substantially all of the Operating Partnership’s or its significant subsidiary’s property.

The term significant subsidiary means each of the Operating Partnership’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

If an event of default under the Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to the Operating Partnership that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if the Operating Partnership shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.

The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

The Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy which the Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Indenture

Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1) change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture;

(6) modify any of the provisions relating to modification of the Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

(7) release any guarantor from any of its obligations under its guarantee or the Indenture, except in accordance with the terms of the Indenture.

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive the Operating Partnership’s compliance with covenants in the Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

Modifications and amendments of the Indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to the Operating Partnership as obligor or to any guarantor under the Indenture;

(2) to add to the Operating Partnership’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the Indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

(5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

(6) to secure the debt securities or related guarantees;

(7) to establish the form or terms of debt securities of any series;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

(10) to close the Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act; or

(11) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

(2) the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

(3) the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Indenture; and

(4) debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any of the Operating Partnership’s affiliates or of the other obligor will be disregarded.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Indenture.

Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

(1) there shall be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Indenture and, subject to the Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and the Operating Partnership, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

The Operating Partnership may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

The Operating Partnership may take either of the following actions with respect to the debt securities:

(1) The Operating Partnership may defease and be discharged from any and all obligations with respect to the debt securities. However, the Operating Partnership would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, the Operating Partnership would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

(2) With respect to the debt securities, the Operating Partnership may elect to effect covenant defeasance and be released from the Operating Partnership’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, the Operating Partnership may elect to be released from the Operating Partnership’s obligations with respect to any other covenant in the Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once the Operating Partnership has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

In either case, the Operating Partnership must irrevocably deposit the needed funds in trust with the trustee.

The trust may only be established if, among other things, the Operating Partnership has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

If after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

(1) the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or

(2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.

“Conversion event” means the cessation of use of:

(1) a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2) the Euro for the settlement of transactions by public institutions of or within the European Union; or

(3) any currency unit or composite currency other than the Euro for the purposes for which it was established.

All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Operating Partnership may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If the Operating Partnership has designated such a transfer agent or transfer agents, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series.

Neither the Operating Partnership nor the trustee will be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with The Depository Trust Company (“DTC”) as depository. Each global security will be issued:

•	only in fully registered form; and

•	without interest coupons.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The Operating Partnership may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. The Operating Partnership does this by requiring that the global securities be registered in the name of a financial institution the Operating Partnership selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities. As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. The Operating Partnership does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.

An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:

•	The investor cannot get debt securities registered in his or her own name.

•	The investor cannot receive physical certificates for his or her interest in the debt securities.

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

•	The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. The Operating Partnership and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. The Operating Partnership and the trustee also do not supervise DTC in any way.

Exchanges among the global securities. Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

Certain book-entry procedures for the global securities. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Operating Partnership nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearstream. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the dealer mangers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by a United States depository for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

DTC. DTC has advised the Operating Partnership that it is:

(1) a limited-purpose trust company organized under the New York State Banking Law;

(2) a “banking organization” within the meaning of the New York State Banking Law;

(3) a member of the Federal Reserve System;

(4) a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

(5) a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

The Operating Partnership expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Indenture or such global security. The Operating Partnership understands that under existing industry practice, in the event that the Operating Partnership requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Operating Partnership nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Indenture. Under the terms of the Indenture, the Operating Partnership and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Operating Partnership nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Operating Partnership nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Definitive securities. A global security is exchangeable for definitive securities in registered certificated form (“Certificated Securities”) if:

(1) DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

(2) the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

(3) there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Settlement and Payment

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by the Operating Partnership in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.

No Personal Liability

Except as provided in the Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of the Operating Partnership or the Company or any successor to the Operating Partnership or the Company will have any liability for any of the Operating Partnership’s or the Company’s obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

U.S. Bank National Association will be the trustee, registrar and paying agent. Under the Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of the Operating Partnership or the Company, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and the Company. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

The Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the U.S. federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our capital stock. The tax consequences of owning and disposing of debt securities and warrants are not summarized in this discussion. Since these provisions are highly technical and complex, if you are a prospective investor of our debt securities, rights, warrants, preferred stock or common stock, then you are urged to consult your own tax advisor with respect to the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the debt securities, rights, warrants, preferred stock or common stock. This summary of material federal income tax considerations is for general information only and is not tax advice. The information in this summary is based on current law, including:

•	the Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers that requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively.

In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or to our stockholders.

We have not requested, and do not plan to request, any rulings from the Internal Revenue Service with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. We can provide no assurance that the tax considerations described in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, would be sustained by a court.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	The acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

•	Our election to be taxed as a REIT for federal income tax purposes; and

•	Potential changes in applicable tax laws.

Our qualification as a REIT

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 1997. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 1997, and we currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, the actual results of our operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and those rules and Treasury regulations.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a “C corporation.” Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” generally will be required to pay federal corporate income tax on their taxable income. See “— Ownership of Interests in Taxable REIT Subsidiaries.”

•	Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or (for taxable years beginning after December 31, 2015) “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income” below.

•	Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, (as defined in the Internal Revenue Code to include certain entities) during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “— Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.

Ownership of a Partnership Interest. We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in the partnership’s capital, subject to special rules relating to the 10% asset test described below. We also will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we directly or indirectly own an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of these items for any partnership in which the Operating Partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships below in “— Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have direct control of the Operating Partnership and indirect control of some of our subsidiary partnerships, and we intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, we are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify” below. The treatment described in this paragraph also applies with respect to our ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.

Ownership of Interests in Qualified REIT Subsidiaries. We own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Internal Revenue Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as our assets, liabilities and such items (as the case may be) for all purposes under the Internal Revenue Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. Our taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which we directly or indirectly hold stock, and that have made a joint election with us to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of our taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, our taxable REIT subsidiaries may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. We currently hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below under “— Asset Tests.”

Affiliated REITs. We own an interest in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

•	Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as the general partner of the Operating Partnership, do not intend to permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy any of the rental conditions described above. However, we may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have made investments in certain entities located outside the United States, and from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipated that any foreign currency gain we recognized relating to rents we receive from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.

Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but, to the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to our taxable REIT subsidiaries. In addition, certain of our subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees we derive as a result of the provision of such services will be non-qualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, our taxable REIT subsidiaries and the Operating Partnership. We will monitor the amount of the dividend income from our taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent us from violating a REIT income test.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non- qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Our qualification as a REIT — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain we recognize (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the Internal Revenue Code. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales were prohibited transactions, but we may not always meet the safe harbor requirements described above. The Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income. Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that would have been earned from such services based on arm’s length agreements. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Internal Revenue Code.

We intend to deal with our taxable REIT subsidiaries on a commercially reasonable arm’s length basis, but we may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through the Operating Partnership, we own an interest in several corporations which have jointly elected with us to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become our taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and will not exceed 25% (or 20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. Prior to the election to treat these corporations as taxable REIT subsidiaries, we did not own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as our taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities, that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets effective for taxable years beginning after December 31, 2015, as described above.

The asset tests must be satisfied at the close of each quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each quarter of our taxable year in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in the Operating Partnership or other partnerships and limited liability companies which own such securities, or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in the Operating Partnership or any other partnership or limited liability company in which we directly or indirectly own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that our efforts will always be successful, or will not require a reduction in the Operating Partnership’s overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of our non-cash income over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, within the applicable recognition period, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset. The applicable recognition period for assets acquired prior to August 8, 2016 is five years from the date of acquisition of such assets, and the applicable recognition period for assets acquired on or after August 8, 2016 is ten years from the date of acquisition of such assets. Final Treasury regulations issued on January 17, 2017 would change the applicable recognition period back to five years for assets acquired after February 17, 2017, and could also be applied to assets acquired on or after August 8, 2016. However, on January 20, 2017 the Trump administration issued a freeze on all new or pending regulations for a 60-day review period. It is unclear whether the freeze and review period applies to these Treasury regulations.

We generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed, except as provided below, must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This limitation on preferential distributions will not apply to distributions made in our taxable years beginning after December 31, 2015, provided we qualify as a “publicly offered REIT.” We believe that we are, and currently expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing our “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

In certain cases, we may decide to make distributions partly in cash and partly in stock. However, the circumstances under which a REIT is able to treat such part-stock and part-cash distributions as dividends for purposes of the REIT distribution requirements are unclear under current Internal Revenue Service guidance. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described below under the headings “Taxation of Our Stockholders — Taxable United States Stockholders — Distributions Generally” and “Taxation of Our Stockholders — Non-United States Stockholders — Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

Like-Kind Exchanges. We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Earnings and Profits Distribution Requirement. A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our REIT status. See “— Failure to Qualify.”

Failure to Qualify

Specified cure provisions will be available to us in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. Substantially all of our investments are held indirectly through the Operating Partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. We will include in our income our proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our proportionate share of assets held by the Operating Partnership and our subsidiary partnerships and limited liability companies.

Entity Classification. Our ownership of an interest in the Operating Partnership involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the asset tests and possibly the income tests. This, in turn, could prevent us from qualifying as a REIT. In addition, a change in the tax status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, we might incur a tax liability without any related cash distributions.

Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise. We believe that the Operating Partnership and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The net proceeds from our issuance of any preferred stock will be contributed to the Operating Partnership in exchange for its preferred limited partnership units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., we will contribute substantially all of such units to the Operating Partnership in exchange for additional preferred limited partnership units in the Operating Partnership. In each case, the Operating Partnership’s partnership agreement will provide for preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the Operating Partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue before any of the other partners in the Operating Partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.

In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in the Operating Partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the Operating Partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership’s assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners’ per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and to unitholders that were performance investors.

Certain limited partners have agreed to guarantee debt of our Operating Partnership, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of our Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of our Operating Partnership.

If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The Operating Partnership was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to it in exchange for Operating Partnership interests. The Operating Partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our Operating Partnership have agreed to use the “traditional method” to account for book-tax differences for the properties initially contributed to the Operating Partnership and for some assets acquired subsequently. Under the “traditional method,” which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our Operating Partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Our qualification as a REIT.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. We and our Operating Partnership have not yet decided what method will be used to account for book-tax differences for properties to be acquired by the Operating Partnership in the future.

Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Partnership Audit Rules. The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules depend in many respects on the promulgation of future regulations or other guidance by the U.S. Treasury.

Taxation of Our Stockholders

The following summary describes certain of the United States federal income tax consequences of owning and disposing of our capital stock. This summary assumes that you hold our stock as a “capital asset” within the meaning of the Internal Revenue Code (generally, property held for investment).

This summary does not deal with all aspects of federal income taxation that may affect particular holders of capital stock in light of their individual circumstances, or with holders subject to special treatment under the federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	traders in securities that elect to mark to market;

•	holders owning our capital stock as part of a “straddle,” “hedge,” “conversion” or other risk reduction transaction;

•	holders whose functional currency is not the United States dollar;

•	holders subject to the alternative minimum tax;

•	persons deemed to sell our capital stock under the constructive sale provisions of the Internal Revenue Code;

•	“S” corporations;

•	partnerships and persons holding our capital stock through an entity treated as a partnership for federal income tax purposes;

•	expatriates;

•	REITs or regulated investment companies;

•	holders who acquire our capital stock as compensation; and

•	except as specifically provided below, non-U.S. stockholders (as defined below).

Taxable United States Stockholders

If you are a “United States stockholder,” as defined below, this section applies to you. Otherwise, the section below, “Non-United States Stockholders,” applies to you.

Definition of a United States Stockholder. A “United States stockholder” is a beneficial holder of capital stock who is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate which is required to pay United States federal income tax regardless of the source of its income; or

•	a trust if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons have authority to control all substantial decisions of such trust, or if such trust has a valid election in place to be treated as a United States person.

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends generally taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock and then to distributions on our outstanding common stock.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of our net operating losses or capital losses.

In addition, certain dividends partially paid in our stock and partially paid in cash will be taxable to the recipient United States stockholder to the same extent as if entirely paid in cash. See Requirements for Qualification as a REIT — Annual Distribution Requirements” above.

Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, to the extent such gain does not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we properly designate any portion of a dividend as a capital gain dividend, then we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury regulations to be prescribed by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any “passive losses” against this income or gain. A United States stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. If a United States stockholder sells or disposes of its shares of our stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the stock for more than one year. In general, if a United States stockholder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum U.S. federal income tax rate on long-term capital gains and qualified dividends for individuals is generally 20%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on qualified dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as “capital gain dividends” (although, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Ordinary REIT dividends that do not qualify for the reduced rate will be taxed at the higher tax rates applicable to ordinary income (the current maximum rate for non-corporate taxpayers is 39.6%).

A tax of 3.8% generally is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as our stock, less certain deductions. In the case of individuals, this tax will only apply to the extent such individual’s modified adjusted net income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). Prospective investors should consult their own tax advisors regarding the possible implications of these rules in their particular circumstances.

Information Reporting and Backup Withholding. We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. A United States stockholder may be subject to backup withholding with respect to dividends paid by us unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of distributions to any stockholders who fail to certify their non-foreign status.

Tax-Exempt Stockholders

Except as described below, dividend income from us and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as “debt financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-United States Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders. When we use the term “non-United States stockholders,” we mean stockholders who are not United States stockholders, as described above in “— Taxable United States Stockholders — Definition of a United States Stockholder.” The rules governing the United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders are complex, and no attempt is made herein to provide more than a brief summary. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States stockholder in light of such stockholder’s particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-United States stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States stockholder to the extent that such distributions do not exceed the non-United States stockholder’s adjusted basis in our stock, but rather will reduce the adjusted basis of such stock. To the extent that these distributions exceed a non-United States stockholder’s adjusted basis in our stock, they will generally give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below under “— Sale of Our Stock.” However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-United States stockholders.

Except as otherwise described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States stockholder unless:

•	a lower treaty rate applies and the non-United States stockholder files with us an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate; or

•	the non-United States stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States stockholder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-United States stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-United States stockholder’s United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, except that a non-United States stockholder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or

(2)	the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which we refer to as “FIRPTA,” distributions to a non-United States stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business.

Non-United States stockholders would generally be taxed at the same rates applicable to United States stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% (or less to the extent provided in applicable Treasury regulations) of any distribution to a non-United States stockholder that is designated as a capital gain dividend, or, if greater, 35% (or less to the extent provided in applicable Treasury regulations) of a distribution to the non-United States stockholder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market located in the United States is not subject to FIRPTA, and therefore not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

In addition, distributions to certain publicly traded non-United States stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States stockholders generally should be treated with respect to non-United States stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-United States stockholder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Stock. Gain recognized by a non-United States stockholder upon the sale or exchange of our stock generally will not be subject to United States taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States stockholders. For this purpose, any person that at all times during the testing period holds less than 5% of a class of our stock that is regularly traded on an established securities market in the United States is treated as a United States stockholder unless we have actual knowledge that such person is a non-United States stockholder. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity,” but because our capital stock is publicly traded, no assurance can be given that we are or will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-United States stockholder if either (1) the investment in our stock is treated as effectively connected with the non-United States stockholder’s United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment) or (2) the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock and the FIRPTA exemptions for “qualified shareholders” and “qualified foreign pension funds,” each as described above), a non-United States stockholder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States stockholder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)	our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)	such non-United States stockholder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our stock by “qualified shareholders” are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.

Information Reporting and Backup Withholding. Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-United States stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States stockholder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-United States stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

FATCA Withholding. Pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder (“FATCA”), a U.S. withholding tax at the rate of 30% is imposed on payments of certain U.S. source income (including dividends) and, beginning no earlier than January 1, 2019, on the gross proceeds from the sale or other taxable disposition of stock or property that can produce U.S. source interest or dividends paid to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on our distributions to non-United States stockholders, these agreements are expected to reduce the risk of the withholding for non-United States stockholders in (or non-United States stockholders indirectly holding our stock through financial institutions in) those countries. Non-United States stockholders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of our stock.

Other Tax Consequences

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local or foreign tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities offered pursuant to any applicable prospectus supplement, directly to one or more purchasers or through dealers, agents or underwriters, or through a combination of methods. The securities may be sold domestically or abroad. Selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, the common stock and preferred stock up to such amounts as set forth in a prospectus supplement. The common stock, preferred stock, rights or warrants offered pursuant to any applicable prospectus supplement may be sold in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying common stock and preferred stock are not subscribed for, we may sell such unsubscribed common stock and preferred stock to third parties directly or through agents and, in addition, whether or not all of the underlying common stock and preferred stock are subscribed for, we may concurrently offer additional common stock and preferred stock to third parties directly or through agents, which agents may be affiliated with us. We will name any underwriter, dealer or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize underwriters, dealers or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We will also describe in the applicable prospectus supplement any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder, except in the case of the common stock, will be a new issue with no established trading market. If we sell any shares of our common stock, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance. In addition to common stock, we may elect to list any series of securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and schedule of Prologis, Inc. and Prologis, L.P. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting for Prologis, Inc. as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Combined Annual Report of Prologis, Inc. and Prologis, L.P. on Form 10-K for the fiscal year ended December 31, 2016, filed on February 15, 2017;

•	Combined Current Reports of Prologis, Inc. and Prologis, L.P. on Form 8-K filed on February 3, 2017, February 22, 2017 and February 24, 2017;

•	The description of the common stock of Prologis, Inc. contained in the Registration Statement of Prologis, Inc. on Form 8-A filed on October 28, 1997; and

•	all documents filed by Prologis, Inc. and Prologis, L.P. with the SEC pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Prologis, Inc.

Prologis, L.P.

Attn: Investor Relations

Pier 1, Bay 1

San Francisco, CA 94111

(415) 394-9000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Prologis, Inc.

Continuation of 2015 At-The-Market Equity Offering Program

PROSPECTUS SUPPLEMENT

March 7, 2017

BofA Merrill Lynch

Citigroup

Goldman, Sachs & Co.

J.P. Morgan

Morgan Stanley

Wells Fargo Securities